POWER OF ATTORNEY

      Know all persons by these presents,
that I, Raymond C. Pierce, the undersigned,
of Durham, North Carolina, hereby make,
constitute and appoint each of Valerie M.
Quiett and Ingrid Hester, each of Durham,
North Carolina, signing singly, my true and
lawful attorney-in-fact for me and in my
name, place and stead, giving unto each of
said persons full and equal power to act in
my name, place and stead, to do the
following:

      (i) Execute for and on behalf of
myself, in my capacity as an officer and/or
director of M&F Bancorp, Inc. (the
?Company?), Forms 3, 4 and 5 in accordance
with Section 16(a) of the Securities and
Exchange Act of 1934 and the rules and
regulations adopted thereunder;

      (ii) Do and perform any and all acts
for and on behalf of myself that may be
necessary or desirable, as determined by
such attorney-in-fact, to complete and
execute such Forms 3, 4 or 5; complete and
execute any amendment or amendments
thereto; and file such forms with the
United States Securities and Exchange
Commission, any other governmental or
administrative authority, and/or any stock
exchange or similar authority; and

      (iii) Take any other action of any
type whatsoever in connection with the
foregoing which, in the reasonable judgment
of such attorney-in-fact, may be a benefit
to, in the best interest of, and/or legally
required by me.

      I hereby grant to each such attorney-
in-fact full power and authority to do and
perform every act which is required,
necessary or proper to be done in the
exercise of any of the rights and powers
herein granted as I might or could do if
personally present, with full power of
substitution or revocation, and I hereby
ratify and confirm that all that each such
attorney-in-fact, or such attorney-in-fact
substitute or substitutes, shall lawfully
do or cause to be done by virtue of this
Power of Attorney and the rights and powers
herein granted.  Execution by either named
attorney-in-fact alone shall be sufficient
and shall be deemed my act in whatever
capacity I might have so acted in my own
right.  I acknowledge that the foregoing
attorneys-in-fact are serving in such
capacity at my request but are not
assuming, nor is the Company assuming, any
of my responsibilities to comply with
Section 16 of the Securities and Exchange
Act of 1934.

      This Power of Attorney shall remain in
full and force and effect until I am no
longer required to file Forms 3, 4 and 5
with respect to my holdings of and
transactions in securities issued by the
Company, unless earlier revoked by me in a
signed writing delivered to the foregoing
attorneys-in-fact.

      This Power of Attorney is effective
immediately and shall not be effected by my
subsequent incapacity or mental
incompetence.

  Date: July 23, 2013
Signature:

       /s/Raymond c. Pierce (SEAL)
           Raymond C. Pierce

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

      On this the 23rd day of July, 2013,
personally appeared before me the said
named Raymond C. Pierce, known to me to be
the person described in and who executed
the foregoing instrument, and he
acknowledged that he executed the same and,
being duly sworn by me, made oath that the
statements in the foregoing instrument are
true and correct.

                                    /s/Artis M. Shands
                                   _________________________
                                    Notary Public

My Commission Expires:

 1-30-2016

(SEAL)